UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below, at Korn/Ferry International’s (the “Company”) 2013 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors so that all directors are elected annually commencing with the 2013 Annual Meeting of Stockholders. In connection with the approval of this amendment to the Company’s Certificate of Incorporation, and as disclosed in the Company’s proxy statement on Schedule 14A for the Company’s 2013 Annual Meeting of Stockholders, the Company’s Board of Directors amended and restated the Company’s Second Amended and Restated Bylaws, effective September 26, 2013, to implement the declassification of the Board of Directors and to make appropriate conforming changes to the Company’s Bylaws, including (i) eliminating Section 3(c), which provided for the division of the Board into three classes, (ii) amending existing Section 3(e) to provide for directors to hold office until the next annual meeting of stockholders (as opposed to the third year following the year of their election) and the due election and qualification of their successors or until their earlier death, resignation or removal, (iii) amending existing Section 3(f) to provide for removal of directors or the entire Board for cause or without cause by the holders of a majority of the shares then entitled to vote at the election of directors, and (iv) amending Section 4 to provide that directors elected to fill vacancies on the Board will serve for a term ending at the next annual meeting of stockholders following their election (as opposed to at which the class of which he is a member becomes subject to re-election). A redline copy of the Company’s Third Amended and Restated Bylaws, marked to show changes as compared to the Company’s Second Amended and Restated Bylaws, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2013 Annual Meeting of Stockholders was held on September 26, 2013. At the 2013 Annual Meeting of Stockholders, stockholders of the Company (i) approved an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors so that all directors are elected annually commencing with the 2013 Annual Meeting of Stockholders, (ii) elected the eight nominees named in the Proxy Statement to serve as directors until the Company’s 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal, (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year, and (iv) approved a non-binding advisory resolution regarding the Company’s executive compensation. To the extent applicable, set forth below are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each such matter.

(1)	Amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors and provide for annual elections of all directors commencing with the 2013 Annual Meeting of Stockholders.

For	Against	Abstain	Broker Non-Votes
43,674,630	33,417	557,870	3,325,457

(2)	Election of the eight nominees named in the Proxy Statement to serve on the Board of Directors until the 2014 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Gary D. Burnison	43,903,995	361,922	3,325,457
William Floyd	43,320,107	945,810	3,325,457
Jerry Leamon	43,928,740	337,177	3,325,457
Edward D. Miller	42,769,466	1,496,451	3,325,457
Debra J. Perry	43,833,592	432,325	3,325,457
Gerhard Schulmeyer	42,635,620	1,630,297	3,325,457
George T. Shaheen	43,893,809	372,108	3,325,457
Harry L. You	43,846,431	419,486	3,325,457

(3)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year.

For	Against	Abstain	Broker Non-Votes
45,944,010	1,023,864	623,500	0

(4)	Non-binding advisory resolution regarding the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
30,084,897	13,225,341	955,679	3,325,457

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Redline of Third Amended and Restated Bylaws of Korn/Ferry International, effective September 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)
Date: October 2, 2013

/s/ Robert P. Rozek
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President and Chief Financial Officer